                              ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made this 27th day of April, 1998 by and between CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation ("CCSI") whose address is 67 Inverness Drive East, Suite 110, Englewood, Colorado 80112, and NETWORK COMPUTER SOLUTIONS, LLC, a Colorado limited liability company ("NCS"), whose address is 7860 East Berry Place, Suite 100, Greenwood Village, CO 80111 (hereinafter collectively referred to as "the parties").

                                       RECITALS

     A. CCSI is desirous of buying certain of NCS' assets and NCS is desirous of selling certain of NCS' assets to CCSI.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, both parties agree as follows:

     1.   IDENTIFICATION AND TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES.

          1.1 IDENTIFICATION OF ASSETS TO BE TRANSFERRED TO CCSI. The assets described in EXHIBIT 1.1 shall collectively constitute the "Identified Assets."

          1.2 ASSUMPTION OF CERTAIN LIABILITIES. Except for those liabilities set forth on EXHIBIT 1.2 (the "Assumed Liabilities"), which are hereby expressly assumed by CCSI, CCSI shall assume no other liabilities and obligations relating to the Identified Assets. NCS agrees to hold CCSI harmless from any other liabilities or obligations incurred by NCS, or accruing with respect to the Identified Assets, and all other assets of NCS, with respect to any period prior to and including the Closing Date and from liabilities or obligations with respect to all other assets of NCS with respect to any period after the Closing Date.

          1.3 TRANSFER OF IDENTIFIED ASSETS. NCS shall take all actions reasonably requested by CCSI to transfer the Identified Assets to CCSI including, but not limited to, the execution of a bill of sale and assignment in the form attached hereto as EXHIBIT 1.3 ("Bill of Sale"), and all other bills of sale, assignment and transfer forms, amendments, applications to governmental agencies, licenses, and reports reasonably required by CCSI of NCS to effectuate the transfer of the Identified Assets.

          1.4 RECONCILIATION OF OBLIGATIONS. All obligations regarding the Identified Assets and the Assumed Liabilities shall be determined as of March 15, 1998 ("Reconciliation Date"). The parties agree to cooperate in the preparation of a reconciliation schedule ("Reconciliation Schedule") showing the obligations and benefits accruing to each party as of the Reconciliation Date. The Reconciliation Schedule shall be delivered at the Closing.


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     2.   CONSIDERATION.  The consideration ("Consideration") for the purchase and sale of the Identified Assets shall be paid by CCSI to NCS on the Closing Date as follows:

          2.1 EARNEST MONEY. CCSI has paid NCS a deposit in the amount of $10,000 on or about February 17, 1998, and an additional deposit in the amount of $15,000 on or about March 27, 1998, receipt of which is hereby acknowledged (collectively, the "Earnest Money).

          2.2 CASH PAYMENT. CCSI will pay NCS $475,000 by wire transfer at the Closing.

          2.3 CONVERGENT STOCK. CCSI's parent company, namely Convergent Communications, Inc., a Colorado corporation ("Convergent") will deliver a treasury request to Convergent's transfer agent requesting the issuance of 100,000 shares of Convergent's no par value common stock ("Convergent Stock") to NCS at the Closing.

     3. CLOSING DATE DOCUMENTATION. In addition to the other documents required hereunder, as a predicate to the closing of the transactions hereunder, NCS shall supply CCSI with the following on or before the Closing Date.

          3.1 TRANSFER DOCUMENTS. Transfer Documents, in form and substance reasonably satisfactory to CCSI and NCS to effect the transfer of the Identified Assets to CCSI pursuant to the terms of this Agreement.

          3.2 CONSENTS. Any and all consents, in a form and substance reasonably satisfactory to CCSI and NCS, from any person or entity not a party to this Agreement whose consent is necessary or desirable for the execution and performance of this Agreement by CCSI and NCS.

          3.3 COMPLIANCE CERTIFICATE. All corporate and other proceedings, including approval by the members and managers of NCS, required to be taken by or on the part of NCS to authorize NCS to execute, deliver and carry out this Agreement shall have been duly and properly taken. CCSI shall have received a certificate of authorized individuals of NCS in the form of EXHIBIT 3.3, dated as of the Closing, certifying to the fulfillment of the conditions specified in this Agreement.

          3.4  RECONCILIATION SCHEDULE.  The Reconciliation Schedule pursuant to
Section 1.4 of this Agreement.

     4. REPRESENTATIONS OF NCS. As material representations to induce CCSI to enter into this transaction, NCS represents to CCSI as follows:

          4.1 OWNERSHIP. Except as shown on EXHIBIT 4.1, the Identified Assets transferred pursuant hereto are owned by NCS, free and clear of all liens, encumbrances, agreements and claims with or of third parties.


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          4.2  LIMITED LIABILITY COMPANY STATUS AND AUTHORITY.  NCS is a limited liability company duly organized and existing in good standing under the laws of the state of its organization and is fully authorized to carry on its business as it is now being conducted and to enter into the transactions herein set forth. NCS is duly qualified to transact business as a foreign limited liability company and is in good standing in each of the jurisdictions requiring such qualification whether by reason of the ownership or leasing of its properties or the conduct or nature of its business. All manager or member approvals required have been secured to the extent required. Except as set forth on EXHIBIT 4.2, no consents, approvals, or filings from or with any person or entity other than those delivered to CCSI herewith are necessary for the execution, delivery and performance by NCS of this Agreement and the transactions contemplated hereby. NCS has all requisite power and authority to execute this Agreement and carry out all the actions required of it herein.
This Agreement is the legal, valid and binding agreement of NCS enforceable against NCS in accordance with its terms.

          4.3 PENDING CLAIMS. NCS is not presently subject to any claim which would materially and adversely affect the Identified Assets such as:
litigation; disclosed or undisclosed claims or liabilities; or pending governmental investigations or complaints of any kind or description. The Identified Assets are subject to no contracts, claims or liens other than as set forth in EXHIBIT 4.3.

          4.4 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement, or any agreement or instrument contemplated hereby, by NCS will not result in any violation of its Articles of Organization or Operating Agreement or be in material conflict with or constitute a default in any material respect under any term of any agreement, instrument, judgment, decree, or, to the knowledge of NCS, any order, statute, rule or governmental regulation applicable to NCS, or result in the creation of any lien, charge or encumbrance of any kind or nature on the Identified Assets.

          4.5 UNDISCLOSED LIABILITIES. NCS does not have, with respect to its current operation, any material and undisclosed liabilities or obligations of any nature affecting the Identified Assets.

          4.6 ENVIRONMENTAL AND REGULATORY MATTERS. To the best knowledge of NCS, NCS has duly complied with, and the operation of its business, equipment and other assets in the facilities owned or leased by NCS and its subsidiaries are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinance, rules and regulations of any governmental or quasi governmental authority relating to (i) discharges to surface water or ground water, (ii) solid or liquid waste disposal, (iii) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (iv) the emission of non-ionizing electromagnetic radiation, or (v) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency


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Planning and Community Right to Know Act of 1986, as amended; and the Clean Air
Act, as amended (collectively "Environmental and Health Laws"), or any law, rule or regulation of any state public utility commission, the Federal Communications Commission or the Federal Communications Act, as amended (collectively "Regulatory Laws"). To the best knowledge of NCS, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices which are pending, anticipated or threatened against NCS, relating to violations of the Environmental and Health Laws and the Regulatory Laws. NCS has not received a notice of, and does not know or have any reason to suspect, any facts which might constitute a violation of any Environmental or Health Laws which relate to the use, ownership or occupancy of any property or facilities used by NCS in connection with the operation of its business or any activity of NCS' business which would result in a violation or threaten violation of any Environmental or Health Laws or the Regulatory Laws.

         4.7 TAX LIENS. There are no tax liens on any of the Identified Assets. NCS has duly filed all federal, state and local tax returns and reports (including, without limitation, returns for estimated tax), and all returns and reports for any other governmental units or taxing authorities having jurisdiction with respect to any taxes required to be paid by NCS, except where extensions have been applied for and granted, and where such extensions have not expired; all such returns and all such reports show the correct and proper amounts due, and all taxes shown on such returns and reports and all assessments received by NCS have been paid to the extent that such taxes or any estimates thereon have become due. From the date of this Agreement until the Closing, NCS shall pay all taxes as and when the same become due and payable.

         4.8 LIQUIDATION. NCS has not adopted any plan of liquidation or dissolution affecting the Identified Assets.

         4.9 ACCURACY OF DOCUMENTS AND INFORMATION. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, Exhibits and attachments to this Agreement or specifically required to be furnished pursuant to this Agreement to CCSI by NCS are and will be complete and correct in all material respects. There have been no material changes, and will be no material changes as of the Closing Date, in the information set forth in the Exhibits and attachments between the date of the Exhibits and attachments and the date of this Agreement. No representations or warranties made by NCS in this Agreement, nor any document, written information, statement, financial statement, certificate, Exhibit or attachment furnished to CCSI pursuant to the requirements of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading. There is no fact which materially and adversely affects the Identified Assets known to NCS which has not been expressly and fully set forth in this Agreement or the Exhibits and attachments hereto.

         4.10 DISCLOSURE. No representation or warranty whether contained in this Agreement or in any certificates provided to CCSI pursuant to this Agreement contains or will contain any materially untrue statement or omits, or will omit, to state a material fact necessary to make any such statement(s) not misleading.


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

         4.11 ACCURACY OF REPRESENTATIONS. In the event that any of the foregoing representations or warranties should be inaccurate as of the Closing Date, NCS shall have thirty (30) days after written notice from CCSI in which to cure such inaccuracy.

     5.  NCS' EMPLOYEES AND CUSTOMERS.  CCSI is not a successor business to NCS
nor any operation of NCS.   CCSI shall not be liable for any obligations which
NCS has on any contracts including employment contracts, existing or future workers compensation claims, employment discrimination claims, unfair labor practice claims, or compensation claims except those obligations, if any, specifically identified on EXHIBITS 1.1 and 1.2 and any obligations of which CCSI hereby specifically assumes in writing. CCSI is purchasing the Identified Assets and Assumed Liabilities only, and it is not taking over any employment contracts for any employees or any obligations under agreements entered into by NCS in its own right and CCSI shall not be liable for any sums owed to customers by NCS.

     6. REPRESENTATIONS OF CCSI. As material representations to induce NCS to enter into this transactions, CCSI represents to NCS as follows:

         6.1 CORPORATE STATUS AND AUTHORITY. CCSI is a corporation duly organized and existing in good standing under the laws of the state of its incorporation and is fully authorized to carry on its business as it is now being conducted and to enter into the transactions herein set forth. CCSI is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions requiring such qualification whether by reason of the ownership or leasing of its properties or the conduct or nature of its business. All corporate approvals required have been secured. No consents, approvals, or filings from or with any person or entity other than those delivered to NCS herewith are necessary for the execution, delivery and performance by CCSI of this Agreement and the transactions contemplated hereby. CCSI has all requisite power and authority to execute this Agreement and carry out all the actions required of it herein. This Agreement is the legal, valid and binding agreement of CCSI enforceable against CCSI in accordance with its terms.

         6.2 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement, or any agreement or instrument contemplated hereby, by CCSI will not result in any violation of its Certificate of Incorporation or Bylaws or be in material conflict with or constitute a default in any material respect under any term of any agreement, instrument, judgment, decree, or, to the knowledge of CCSI, any order, statute, rule or governmental regulation applicable to CCSI.

         6.3 DISCLOSURE. No representation or warranty whether contained in this Agreement or in any certificates provided to NCS pursuant to this Agreement contains or will contain any materially untrue statement or omits, or will omit, to state a material fact necessary to make any such statement(s) not misleading.

     7. OBLIGATIONS PRIOR TO THE CLOSING DATE. The following conditions and obligations shall be satisfactorily performed prior to the Closing Date.


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         7.1   GOVERNMENTAL AGENCY APPROVALS.  Any governmental agencies whose approval is required prior to the consummation of the transactions contemplated by this Agreement shall have approved such sale on the terms contemplated by this Agreement.

         7.2 NOTICES TO CUSTOMERS AND SUPPLIERS. NCS, with the cooperation of CCSI and at NCS' sole expense, shall have provided any notice(s) to its customers, suppliers, vendors and others required by its contracts, federal or state laws, rules or regulations, if any, with respect to the transfer of the Identified Assets to CCSI. The content of such notice(s) shall be approved by CCSI.

         7.3 PERFORMANCE. Both parties shall have executed and delivered to the other party this Agreement and the other documents required hereby and shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by the parties prior to the Closing Date.

         7.4 OPINION OF COUNSEL FOR NCS. CCSI shall have been furnished with an opinion of NCS' counsel, dated the date of the Closing, in substantially the form of EXHIBIT 7.4 attached hereto.

         7.5 NO ACTION TO PREVENT COMPLETION. There shall not have been instituted and be continuing or threatened any claim, action or proceeding that would materially adversely affect the Identified Assets, nor shall there have been instituted and be continuing or threatened any claim, action or proceeding by or before any court or other governmental body to restrain, prohibit or invalidate, or to obtain damages in respect of, the transactions contemplated by this Agreement or which might materially and adversely affect the rights of CCSI.

     8. CONDUCT OF BUSINESS AND CERTAIN COVENANTS. Prior to the Closing Date, NCS agrees that, with respect only to the Identified Assets, unless otherwise specifically provided for in this Agreement or unless otherwise consented to in writing by CCSI:

         8.1 ORDINARY COURSE. NCS shall conduct its business in the ordinary course.

         8.2 CERTAIN CHANGES. NCS shall not: (i) grant any security interest to or in connection with the Identified Assets; (ii) make or offer to make any disposition, including any sale or transfer, of any of the Identified Assets; (iii) make any change in any method of accounting, billing, rates, rate structure, tariffs, payment of fees and expenses related in any way to the Identified Assets; and, (iv) enter into any material contract, agreement, or commitment relating to the Identified Assets.

     9.  CLOSING DATE AND NAME CHANGE.

         9.1 CLOSING DATE. Closing will occur within three (3) business days after the completion of due diligence and the receipt of any and all necessary board, shareholder, governmental or other approvals, but not later than April 30, 1998, unless extended by mutual agreement of the parties, and will take place at the offices of CCSI.


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          9.2  NAME CHANGE.  No later than June 15, 1998, NCS shall change its name.

     10. NOTICES. Notices required or allowed hereunder shall be deemed given when hand delivered or when deposited in the United States mail, postage prepaid, return receipt requested, to the parties at the following addresses:

     If to CCSI:           Convergent Communications Services, Inc.
                           67 Inverness Drive East, Suite 110
                           Englewood, Colorado 80112
                           Attn.: Legal Department

     If to NCS:            Network Computer Solutions, LLC
                           7860 East Berry Place, Suite 100
                           Greenwood Village, CO 80111
                           Attn.:  Mr. John C. Herbers

     or to such other addresses as may from time to time be supplied.

     11.  INDEMNITY.

         11.1  NCS' INDEMNIFICATION.   Notwithstanding the Closing and
regardless of any investigation at any time made by or on behalf of CCSI or of any information CCSI may have in respect thereof, NCS will indemnify, defend and save and hold CCSI harmless from and against any costs, expenses, damages, liabilities, losses or deficiencies, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding (collectively "Losses") suffered or incurred by CCSI arising out of or resulting from, and will pay CCSI on demand the full amount of any such amounts which CCSI may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or document delivered under or pursuant to this Agreement or the material breach of any warranty made by NCS in or pursuant to this Agreement;

               (b) any misrepresentations in or omission from any Exhibit, schedule, or other attachment to this Agreement;

               (c) any failure by NCS duly to perform or observe any term, provision, covenant, or agreement in this Agreement to be performed or observed on the part of NCS;

               (d) acts or omissions in connection with business activities conducted or to be conducted by NCS, including, without limitation, the sale of goods or provision of services, prior to the Closing Date; or


                                         -7-
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               (e)    any action, suit, investigation, proceeding, demand,
assessment, audit, judgment and claim, including any employment-related claim, arising out of the foregoing (collectively "Claims"), even though such Claims may not be filed or come to light until after the Closing Date.

     CCSI hereby covenants and agrees to immediately provide to NCS any and all notifications or other correspondence it receives related to matters which may affect this indemnity and hereby agrees to allow NCS to defend any and all actions affecting this indemnity and shall not settle any action or dispute affecting this indemnity without obtaining the prior written consent of NCS. However, failure to provide any such notifications or other correspondence in a timely manner will not relieve NCS of its obligation to indemnify CCSI under this Section 11.1. If CCSI becomes unsatisfied with the conduct of the defense of the Claims, CCSI may defend against, and consent to the entry of any judgment or enter into any settlement with respect to such Claims in any manner it may deem to be appropriate and NCS shall reimburse CCSI promptly for the acts of defending against such Claims and will otherwise remain responsible for any Loss which CCSI may suffer from, arising out of, relating to or caused by such Claims to the full extent provided in this Section.

     All statements of fact contained in any written statement, certificate, schedule or other document delivered to CCSI by or on behalf of NCS attached to this Agreement shall be deemed representations and warranties by NCS hereunder.

         11.2 CCSI'S INDEMNIFICATION. CCSI agrees that notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of NCS or any information NCS may have in respect thereof, CCSI will indemnify, defend and save and hold NCS harmless from and against any Losses suffered or incurred by NCS arising out of or resulting from, and will pay NCS on demand the full amount of any such amounts which NCS may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or the breach of any warranty made by CCSI in or pursuant to this Agreement;

               (b) any failure by CCSI duly to perform or observe any item, provision, covenant or agreement in this Agreement to be performed or observed on the part of CCSI, as applicable; or

               (c) acts or omissions in connection with business activities conducted or to be conducted by CCSI, including, without limitation, the sale of goods or provision of services, following the Closing Date.

   12. NO THIRD PARTY BENEFICIARIES. This Agreement shall be for and inure to the benefit of CCSI and NCS and there shall be no third party beneficiaries hereto. Specifically excluded from any beneficial status hereunder are NCS' creditors, employees, customers and suppliers.


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     13.  GOVERNING LAW AND FORUM.  This Agreement shall be construed under the laws of the state of Colorado, without regard to its choice of law provisions (except as to the applicable bulk sales laws, where it is agreed that to the extent the parties' ability to so designate is restricted, the laws of the applicable state shall apply) and any action to enforce, construe or modify this Agreement shall be brought in an appropriate court of competent jurisdiction in Colorado.

     14. BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement shall not be assigned by either party without the express written consent of the other party.

    15. PARAGRAPH HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    16. TIME OF THE ESSENCE. Time is of the essence of this Agreement and the obligations of the parties hereunder.

    17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, indemnifications and agreements of CCSI and NCS provided herein shall survive the Closing for a period of two (2) years following the Closing Date.

    18. WAIVER. The failure of either of the parties hereto to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right thereafter to enforce the same, and no waiver of any breach shall be construed as an agreement to waive any subsequent breach of the same or any other provisions.

    19. EXPENSES. Except as expressly provided herein, each party will pay their own expenses, including fees of their respective attorneys, accountants and consultants in connection with this transaction.

    20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    21. NO BROKERS OR AGENTS. NCS represents that it has not used the services of any brokers or agents in the negotiation or consummation of this Agreement such that any commissions or fees are due to any such broker or agent based upon the transactions herein set forth. CCSI represents that it has not used the services of any brokers or agents in the negotiation or consummation of this Agreement such that any commissions or fees are due to any such broker or agent based upon the transactions herein set forth. Should any such claim be advanced by any such foregoing broker or agent, it is agreed that the satisfaction of such claim shall be the sole responsibility of the party which it is claimed utilized the services of such broker or agent.


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

    22. CONFIDENTIALITY. NCS and CCSI agree to not disclose the terms and conditions of this Agreement except (i) as may be required to fulfill obligations hereunder; (ii) as may be required by law, regulation, custom or judicial or administrative proceeding; or, (iii) as and to the extent such information becomes known to the general public through no fault of either party in tangible, demonstrable form. Both parties shall take reasonable precautions to insure that their respective employers, employees and agents also treat such information in a confidential manner. The obligations of confidentiality shall survive the consummation of the transactions herein set forth.

    23. TAXES. CCSI shall be responsible for and shall pay all federal, state and municipal taxes or other charges, if any, on the sale of the Identified Assets except income taxes payable by NCS on the Consideration.

    24. SEVERABILITY. It is agreed and understood that should any of the provisions of this Agreement be determined by any court of competent jurisdiction to be invalid or void for any reason, then the parties consent that this Agreement shall be amended retroactive to the date of its execution to include all terms and conditions other than those found by the court to be invalid or void in order to give effect to the parties intent.

    25. PUBLIC ANNOUNCEMENT. Each party acknowledges and agrees that either may make a public announcement of the transactions contemplated by this Agreement any time after the date of execution of this Agreement provided that the other party approves the form and substance of any such public announcement prior to its release, which approval shall not be unreasonably withheld or delayed.

    26. FORCE MAJEURE. This Agreement and the obligations of the parties hereunder shall not be impaired or invalidated and a party shall not be in breach hereof if such party is unable to fulfill any of its obligations hereunder or is delayed in doing so by reason of strike, labor troubles, acts of God or any other cause beyond the reasonable control of such party.

    27. ATTACHMENTS. All Exhibits and attachments to this Agreement are made a part of this Agreement by this reference. Any information disclosed in an Exhibit or attachment shall be deemed to be disclosed and incorporated into any other Exhibit or attachment where such disclosure would be appropriate.

    28. ADDITIONAL DOCUMENTATION. NCS shall from time to time, subsequent to Closing, at CCSI's request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other action as CCSI reasonably may require in order more effectively to effectuate the purchase of the Identified Assets.

    29.  ARBITRATION.   Notwithstanding anything to the contrary herein, any
dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration at a mutually agreed upon location in Denver, Colorado; provided, however, that nothing in this Section shall restrict the right of any party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in force at the time of any such dispute. Each party shall pay its own expenses associated with such arbitration, provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorneys' fees and expenses (including, without limitation, arbitration expenses) relating to such arbitration. The decision of the arbitrators, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. In no event shall the arbitrators be authorized to grant any punitive, incidental or consequential damages of any nature or kind whatsoever.

    30.  TERMINATION.

         30.1 This Agreement may be terminated, and the transactions contemplated hereby abandoned (i) by the mutual consent of CCSI and NCS; (ii) by CCSI or NCS at any time after April 30, 1998 (or such later date as shall have been agreed to in writing by the parties) if the conditions and obligations set forth in this Agreement shall not have been fulfilled (or waived by the party entitled to the benefit thereof) by such date, with no further liability on the part of any party hereto; provided, however, that no party shall be released from liability hereunder if any such condition is not fulfilled by reason of the breach by such party of its obligations hereunder.

         30.2 Notwithstanding anything contained in the foregoing to the contrary, if this Agreement is terminated by CCSI due to a failure of NCS to perform the conditions precedent to the Closing hereunder, NCS shall immediately refund to CCSI all amounts paid to NCS, including, without limitation, the Earnest Money.

    31. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Exhibits, schedules and attachments hereto, contains the entire understanding between the parties hereto with respect to the subject matter hereof and no prior or collateral promises or conditions in connection with or with respect to the subject matter hereof not incorporated herein shall be binding upon the parties. No modification, extension, renewal, rescission, termination or waiver of any of the provisions contained herein or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon either of the parties hereto unless made in writing and duly executed by both the parties.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

                      CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation


                      By:   /s/ John R. Evans
                          -------------------------------------------
                            John R. Evans, Chief Executive Officer


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                      NETWORK COMPUTER SOLUTIONS, LLC,
                      a Colorado limited liability company


                      By:  /s/ John Herbers
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                           John Herbers, Manager


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